UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 11, 2026

ATLASSIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
_________________

Delaware	001-37651	88-3940934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
350 Bush Street, Floor 13
San Francisco, California 94104
(Address of principal executive offices and Zip Code)
(415) 701-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TEAM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On March 11, 2026, Atlassian Corporation (the “Company” or “Atlassian”) announced a restructuring that results in the elimination of certain roles, impacting approximately 10% of the Company’s workforce. These actions are intended to rebalance the Company to accelerate building the future of teamwork in the AI era. This includes self-funding further investment in key strategic priorities, such as AI and enterprise sales, reorganizing its teams to move with more focus and speed across the Atlassian System of Work, and optimizing for long-term operational efficiency and sustainability. Position eliminations in each country are subject to local law and consultation requirements.

The Company estimates it will incur approximately $225 million to $236 million in charges in connection with these actions, of which approximately $169 million to $174 million is expected to result in future cash outlays related to severance, notice period, employee transition and benefits payments and approximately $56 million to $62 million is expected to consist of exit charges associated with office space reductions. The Company intends to exclude the charges associated with these actions from its non-GAAP financial measures.

The Company expects the majority of these charges will be incurred in the third quarter of fiscal year 2026 and the execution of these actions, including cash payments, will be substantially complete by the end of the fourth quarter of fiscal year 2026, subject to local law and consultation requirements.

The charges the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual expenses may differ materially from the estimates disclosed above. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of these actions.

Item 7.01. Regulation FD Disclosure.
An update to Atlassian’s employees from Atlassian’s Chief Executive Officer regarding these actions is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Financial Guidance
The Company reaffirms its financial guidance for the third quarter of fiscal year 2026, ending March 31, 2026 and for the fiscal year ending June 30, 2026, as provided in the Company’s earnings release that was previously furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (“SEC”) on February 5, 2026.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements
This Current Report on Form 8-K and the accompanying exhibit contain forward-looking statements including, but not limited to, statements related to the expected benefits and impact of the rebalancing of resources, growth opportunities, financial performance, operational efficiency and reinvestment. These forward-looking statements are based only on currently available information and the Company’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. If the risks materialize, assumptions prove incorrect, or the Company experiences unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not place undue reliance on any forward-looking statements. Risks include, but are not limited to, risks described in the Company’s filings with the SEC, including the Company’s Form 10-Q for the fiscal quarter ended December 31, 2025 and in other filings the Company makes with the SEC from time to time, which could cause actual results to vary from expectations. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As part of its restructuring and reorganization, on March 11, 2026, the Company announced that Rajeev Rajan will step down from the role of Chief Technology Officer (“CTO”), effective March 31, 2026, after almost four years with the Company. Atlassian is thankful for Mr. Rajan’s many contributions in building a world-class R&D organization and congratulates the promotion of next generation AI talent in Taroon Mandhana (CTO Teamwork) and Vikram Rao (CTO Enterprise and Chief Trust Officer).

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	CEO Update March 2026: An important update on our team
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASSIAN CORPORATION

Date:	March 11, 2026	By:	/s/ Stan Shepard
Stan Shepard
General Counsel